As filed with the Securities and exchange Commission on
              November 2, 1999
                         Registration No. 333-85011

          UNITED STATES SECURITIES AND
          EXCHANGE COMMISSION
                Washington, D.C. 20549

          Pre-effective amendment number 2 to
                   FORM SB-2/A
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                    1933

                    STRATABASE.COM
     (Name of Small Business Issuer in its charter)

          Nevada                   737       88-041-4964
          (State of Incorporation) (Primary Industrial    (IRS Employer ID No.)
                         Standard Number)

          Trevor Newton, President 34314 Marshall Road, Suite 203 Abbotsford, B.C. V2S1L2, Canada (604) 504-5811
      (Name, address and telephone number of principal executive officer and principal place of business)

          Laughlin Associates, Inc. 2533 Carson Street, Carson City, Nevada 89706 (775) 883-8484
          (Name, address and telephone number of Agent for Service)


                      copies to:
  James C. Jones, Esq. Law Offices of James C. Jones, P.C. 65 West 96th Street, Suite 20H New York, New York 10025
                 (212) 662-2767

   Approximate date of proposed sale to public: As soon as possible after this registration statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:
           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
          Securities Act registration statement of the earlier effective registration statement for the same offering:
          If this form is a post effective amendment filed pursuant to Rule 462(c) under the securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering:
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

      CALCULATION OF REGISTRATION FEE
                                             Proposed       Proposed
          Title               maximum     maximum
          of each Class         offering     aggregate
          of securities  Amount    price per       offering     Amount of
          registered     registered security (1)   price (1  )registration fee
          Units (2)      800,000 units $.50        $400,000 $121.20
          Common Stock (3)(4) 800,000 shs.$1.00    $800,000 $242.40
          Common Stock (3)(4) 800,000 shs. $3.00  $2,400,000 $727.20
          Common Stock (3)(4) 800,000 shs. $5.00  $4,000,000 $1,212.00
          Class A warrants (5) 800,000 wts.   -0-    -0-     -0-
          Class B warrants (5) 800,000 wts.   -0-    -0-      -0-
          Class C warrants (5) 800,000 wts.   -0-    -0-      -0-

          Total                                 $7,600,000     $2,302.80

<F1>

          (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) based on a bonafide estimate of the maximum offering price.
<F2>

      (2) Consist of one share of common stock at $.001 par value, and one Class A, one Class B and one Class C warrant, each exercisable to purchase one share of common stock.
<F3>

 (3) Issuable upon exercise of the Class A or Class B or Class C warrants.
<F4>

(4) Additional shares of common stock are being registered, pursuant to Rule 416, which may become issuable under the antidilution provisions of the warrants.
<F5>
          (5) The maximum number of Class A, or Class B or Class C redeemable purchase warrants (a maximum of 800,000 wts. For each class) contained in the units being offered. The warrants are immediately detachable and tradable.
 The
          Registrant has not assigned a value to the warrants.
 The Registrant will amend this registration statement when necessary to delay its effective date until the Registrant can state that this registration statement is effective under Section 8(a) of the Securities Act or until the date the Securities and Exchange Commission determines that this registration statement is effective.




                 STRATABASE.COM
                           800,000 Units
        (Each unit consists of 1 share of common stock, 1 Class A redeemable purchase warrant, 1 Class B redeemable purchase warrant and 1
     Class C redeemable purchase warrant.)


          We are offering a minimum of 400,000 units and a maximum of 800,000 units.

               You may exercise the Class A, B and C warrants for a 6 month, 12 month and 18 month period respectively, commencing on the date of this prospectus.

               You are entitled to purchase: one share of common stock at $1.00 per share for each Class A warrant exercised, one share of common stock at $3.00 per share for each Class B warrant exercised; and one share of common stock at $5.00 per share for each Class C warrant exercised.

               No public Market exists for the units, common stock and redeemable warrants.

          See "Risk Factors" beginning on p. 6 for a Discussion of facts you should consider before investing.

          Neither the United States Securities and Exchange Commission nor any state securities commission, including the British Columbia Securities Commission, has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          Per unit   Total of minimum     Total of maximum
                         offering       offering
          Public
          offering price    $.50     $200,000                $400,000

               We will terminate the offering period on      2,000 unless we
               extend it for an additional 90 days to        2,000. We may
               terminate the offering earlier if the 800,000 units are sold before the end of the offering period or if we decide to terminate it earlier.

               We are offering these units directly to you without the assistance of an underwriter. We will receive all the proceeds from the offering, less offering expenses.

                    The funds we receive from all investors will be deposited in a non-interest bearing escrow account and released to us only if at least $200,000 is collected during the offering period.

               If we do not sell at least 400,000 units before expiration of the offering period, we will fully refund all funds received from you without interest.


     The date of this Prospectus is                       , 1999






                  TABLE OF CONTENTS

                    Prospectus Summary . . . . . . . .5

                    Risk Factors . . . . . . . . . . .8

                    How You Can Get More Information about Us.
                     . . . . . . . . . . . 20

                    Use of Proceeds. . . . . . . . . 21

                    Dividend Policy. . . . . . . . . 21

                    Capitalization . . . . . . . . . 22

                    Dilution . . . . . . . . . . . . 23

                    Business . . . . . . . . . . . . 25

                    Management's Discussion and Analysis of Financial Condition and Results of Operations32

                    Management . . . . . . . . . . . 35

                    Indemnification. . . . . . . . . 38

                    Principal Shareholders . . . . . 40

                    Description of Units . . . . . . 41

                    Plan of Distribution . . . . . . 44

                    Legal Proceedings. . . . . . . . 45

                    Legal Opinions . . . . . . . . . 46

                    Experts. . . . . . . . . . . . . 46

                    Financial Statements . . . . . . 46





                  Prospectus Summar
                  You should carefully read the entire prospectus including the
                    "Risk Factors" section and the financial statement including the notes.

                    Stratabase.com

                    We are a development stage corporation, focusing on
                   providing direct marketing information and online advertising for corporations seeking to market their goods and services through the internet. We are currently compiling a list from internet users for whom we provide free services such as:
                 internet based news, newsletters and video. In return for the free services, we will attempt to obtain the consent of internet users to receive corporate advertisements. Their personal
                    information (including name and e-mail address) will become part of our user database. In this connection, we recently engaged a leading distributor of news to provide some of the news content and began the creation of a free news web site for internet users. Finally, we have begun development of our direct marketing web site from which advertisers will engage in on-line advertising.

                    We believe that, by providing the free services to internet users in return for personal information about their interests and demographics, we can develop large databases of internet users which will have great value to advertisers interested in conducting direct marketing campaigns.

                Our focus will also be on providing internet related services to small businesses by designing, maintaining and hosting
                websites, video taping and editing information presented at the website. As part of these services, we have established a mobile production studio devoted to producing videos for the website which we design and maintain on behalf of these small businesses.

                    We intend to translate our activities into revenues by: (1)
               selling our video production services to potential clients; (2)
                 securing clients for our existing web design, maintenance and hosting services; and (3) selling advertising space to
                    advertisers interested in conducting direct marketing campaigns using our databases.

                    Stratabase was incorporated under the laws of the State of
                  Nevada on November 18, 1998. Our offices are located at 34314
                    Marshall Road, Suite 203 Abbotsford, B.C. V2S1L2, Canada.
                    The telephone number is (604) 504-5811.



                    The Offering

                    Units                         800,000 units
                                                  (maximum
                                                  offering)
                                                  400,000 Units
                                                  (minimum
                                                  offering)

                    Common Stock to be outstanding
                    after this Offering            6,353,772 shares
                                                   (maximum
                                                   offering)
                                                   5,953,772 shares
                                                   (minimum
                                                   offering)

                    Use of Proceeds
                    (maximum or minimum offering) working capital and other
                                             general corporate
                                             purposes
                                             including
                                             advertising

                    Each unit contains one share of common stock, one Class A redeemable common stock purchase warrant which entitles the holder to purchase one share of Common stock at a price of $1.00 per share, one Class B redeemable common stock purchase warrant which entitles the holder to purchase one share of Common stock at a price of $3.00 per share and one
                    Class C redeemable common stock purchase warrant which
                entitles the holder to purchase one share of common stock at a price of $5.00 per share. See "Description of Units".


    We are offering the units directly to the public without using an underwriter. The offering is made on a "best efforts all or non" basis with respect to the first 400,000 units and on a "best efforts" basis with respect to the remaining 400,000 units. Investors must make full payment for their purchases by check made payable to "Securities Transfer Corporation as escrow agent for Stratabase.com".

                    Summary of Financial Data

                    You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements and notes to the financial statements found elsewhere in this prospectus. We have derived the summary of operating data from inception to June 30, 1999 and the summary of balance sheet for the same period from our audited financial statements found elsewhere in this prospectus. The pro-forma summary of balance sheet data takes into account the minimum 400,000 units offered in this offering at an initial offering price of $.50 per unit, and the application of
                 the net
                proceeds that we will receive, less expenses of the offering. To arrive at the net loss per share of common stock in the summary of operating data, we used the weighted average of the shares outstanding during the period from inception to June 30, 1999. To compute the book value per share of common stock found in the summary of balance sheet data, we used 5,943,772 shares as the amount outstanding.

                        From Inception
                         (November 18, 1999) Through June 30, 1999

                    Summary of Operating Data:

                     Revenues                 -0-
                    Net Loss                 $67,512
                    Net Loss per share of common stock $0.012

                                   June 30, 1999  Pro Forma
                    Summary of Balance Sheet Data:     (audited) (Unaudited)
                     Working Capital               $154,423.00 $314,423.00
                    Property and Equipment           14,102.00-  14,102.00
                    Other Assets                        572.00      572.00
                    Total Liabilities                 6,797.00    6,797.00
                    Deficit Accumulated During
                    Development Stage             (67,512. 00)  (67,512.00)
                    Shareholders' Equity           169,097.00   329,097.00
                    Shareholders' Equity Per Share of
                    common stock                          .03          .06


                          RISK FACTORS

                    We have limited resources, have sustained losses since our inception and expect to continue to do so.

                    As of June 30, 1999, we had working capital of $154,423 and incurred losses totaling approximately $67,512. We are dependent upon the proceeds of this offering to implement our business plan. Since we are in the developmental stage and have no share of the internet market, we may incur losses for a long time.


                    We have a short operating history upon which you can judge our prospects.

                    We have only recently been organized, have no significant operating history or operating revenues. In order to be successful, we must attract a significant number of users to the information and content delivered through our website and generate significant advertising and e-commerce revenues.

                    Specifically, as an early stage entity in the rapidly evolving market for internet services, we will face numerous risks and uncertainties including our ability to:
                         anticipate and adapt to changing internet technologies;
                         attract a substantial number of internet users to the content and information delivered through
                         Stratabase;
                         generate significant advertising and e-commerce revenues;
                         develop an advertising sales force;
                         implement sales and marketing initiatives;
                         offer compelling content;
                         attract, retain and motivate qualified personnel; respond and adjust to actions taken by competitors; build an operations and technical infrastructure to effectively manage growth; and integrate new technologies and services.

                    We have a major task ahead of us and may not be successful in achieving our goals.

                    Since we are new and small, we face significant competition from established internet and telephone service providers and others.

                    The internet industry is, and you can expect it to remain, highly competitive for the following reasons, among others:
                         there are no substantial barriers to entry into this arena;
                         the number of businesses competing for users;
                         the spending of internet advertisers and e-commerce marketers has increased significantly; and industry consolidation.

                    We expect that this increased competition will result in:
                         less usage of our services;
                         price reductions for advertising inventory; and reduced margins or loss of market share,

                    If any of these factors occur, they would obviously have a negative effect on our business, results of operations and financial condition.

                    Our competitors include:
                         internet retrieval companies, such as Nexis search engines and other internet "portal" companies such as Excite and Yahoo;
                         online content websites such as CNet and ZDNet;
                         online community websites such as iVillage and Miningco.com;
                         online personal homepage services such as Geocities and Theglobe.com;
                         publishers, distributors of television, radio and print such as CBS, Disney, NBC and Time-Warner;
                         general purpose consumer online services such as America Online and Microsoft Network; and
                         Web services maintained by internet service providers such as AT&T Worldnet and Earthlink.

                    Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

                    These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. Our competitors may develop services that are equal or superior to Stratabase or that achieve greater market acceptance than ours.

               In addition, we will compete with television, radio, cable and print (i.e. the traditional advertising media) for a share of advertisers' total advertising budgets. Advertisers may
                    perceive the internet or our services to be a limited or ineffective advertising medium, and they may be reluctant to devote a significant portion of their advertising budgets to internet advertising, in general, or to advertise with us, in particular.

                    We need to grow and manage our growth to become profitable.

                    If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

                    We are understaffed and we may not be able to accomplish our goals unless we get additional help.

                    We are currently understaffed and have only two employees-our sole officers, Trevor Newton and Fred Coombes. If we raise the money from the offering, our plan is to retain the services of independent contractors and/or outside consultants, for the foreseeable future, rather than to hire additional employees. We may not be able to attract qualified individuals to join us. Because Mr. Coombes will only work part-time for us, Mr. Newton is our only full time employee.
                    However, Mr. Coombes has assured us that he will give us
                 enough of his time as he feels is necessary. Obviously, as the only full-time employee, Mr. Newton will have so  many
                    responsibilities that we can expect that his and our performance to make us successful.

                    There are conflicts between our business and Mr. Coombes.

                   Since Mr. Coombes is active in other unrelated businesses, he will not be able to devote his full-time to our affairs. He plans to continue these activities, which may cause conflicts of interest with our business in terms of time and business opportunities. These conflicts may not be resolved in our
                  favor. If they are not resolved in our favor, our business may suffer.

                    If we lose the services of Mr. Newton and Mr. Coombes our chances of success will be diminished.

                  We are heavily dependent on the efforts of our limited staff, especially our Chairman of the Board, President, CEO Treasurer and Secretary, Mr. Newton. Except for Mr. Newton, the other officer (Mr. Coombes) and Director (Mr. John
                Tarves) do not have any significant experience in the internet industry. The loss of the services of any of these individuals, especially Mr. Newton, would be devastating to our plans and significantly diminish our chances of success. Currently, we do not have any employment agreements with any of our officers and other personnel and we do not have key man insurance coverage on Mr. Newton or the others.


                    If the growth of the internet slows down, we will not be as profitable as we currently project
                    .
                    Our future success is substantially dependent on the continued growth in the use of the internet. The internet is relatively new and is rapidly changing. Our business would be adversely affected if internet usage does not continue to grow.
                    This usage may be inhibited for a number of reasons, such as the internet infrastructure not being able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.


              If the internet industry slows down, we will experience a lower than expected number of internet users using our services. This slow down would in turn decrease the attractiveness of our direct marketing products to potential advertisers and result in a reduction in revenues derived from advertising. In addition, an internet industry slow down would result in a reduction in the number of small businesses requiring internet services and therefore reduce the revenues we receive by providing internet services to small businesses.

                    In order to keep up with technological advances, we may have to incur additional costs to modify services or infrastructure.

                  Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we  must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur
                 additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of internet services. Our business, results of operations and financial condition could be materially
                adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

                Because the internet is relatively new and is not established as an advertising medium, actual advertising revenues may be lower than our projections indicate.

               In the future, we expect to generate a significant amount of our revenues from internet advertising. The internet advertising market is new and rapidly changing. We are not able to gauge our effectiveness as compared to traditional advertising media.
                    Most of our potential advertising and e-commerce partners
                have little or no experience using the internet for advertising purposes and they have allocated only a limited portion of their advertising budgets to internet advertising. The adoption of internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services.

                    Advertisers who have traditionally relied upon other
               advertising media may be reluctant to advertise on the internet.
                    Such customers may find internet advertising to be less
               effective than traditional advertising media for promoting their products and services. Widely accepted standards have not been set by the industry to measure the effectiveness of internet advertising or to measure the demographics of the our user base. If such standards do not develop, advertisers may not choose to advertise on the internet. Furthermore, advertisers and e-commerce marketers may choose not to advertise with us or only be willing to pay less for our advertising if they do not perceive our audience(s) to be valuable. This choice by advertisers could have a material adverse effect on our business, results of operations, and financial condition. In addition, standards for advertising rates on the internet have not been determined. It is difficult to predict which, if any, pricing models for internet advertising will emerge. Accordingly, it is difficult for us to project future advertising rates and revenues, if any.
                    Finally, "filter" software programs that limit or prevent
               advertising from being delivered to an internet user's computer are available. Widespread use of such software could adversely effect the commercial viability of internet advertising.

                    The impact of governmental regulation may increase our costs and impede our growth.

                    There is an increasing number of laws and regulations
               pertaining to the internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to:
                         the internet relating to liability for information retrieved from or transmitted over the internet;
                         online content regulation;
                         user privacy;
                         taxation; and
                         quality of products and services.
                    Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

                    We may be liable for information retrieved from our websites and the internet.

                    Content may be accessed on our websites or on the websites of our future partners. This content may be downloaded by users and subsequently transmitted to others over the internet. This could result in claims against us based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content. These types of claims have been brought,
                 sometimes successfully, against providers of internet services in the past. We could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, medical, financial, or
                   investment advice, provided on Stratabase.com contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance upon such information. In addition, our websites contains annotated links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or wrongful actions of third parties through their respective websites. While we will attempt to reduce our exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through us could lead us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.


                    If we do not develop an effective sales force, we may not generate significant revenues or become profitable.

                    We currently have two employees and no sales team. In order to grow, we must develop an internal advertising sales team.
                Our ability to do so successfully involves a number of factors.
                    They include:
                         the competition in hiring and retaining advertising sales personnel, our ability to integrate and motivate advertising sales personnel and the length of time, it takes for new advertising sales personnel to become effective.

                    Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects.

                 Our services are susceptible to disruptive problems, failures and damages to our systems.

                    The technical performance of our network, software and hardware systems is critical to our business and reputation, and to our ability to attract users, advertisers and e-commerce partners. Any network, software or hardware systems failure including failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced usage and reduced revenue, and could negatively effect our reputation and operations. We could also be affected by computer viruses, electronic break-ins or other similar disruptions. We must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing Stratabase.com could lead to systems failures or slower response times and ultimately reduce advertising revenues. Our users may become dissatisfied by any system failure that interrupts our ability to provide services to them. In addition, our users will depend on third parties such as internet service providers, online service providers, and other website operators for access to Stratabase.com. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future.
                 Moreover, the internet infrastructure, in general, may not be able to support continued growth in its use. These are factors, events and occurrences over which we have no control. Yet, they can have a negative impact on our business.


                    Year 2000 risk may adversely affect us.

                    The Year 2000 issue refers to the potential failures that computer systems may experience as a result of the date change from 1999 to 2000. Virtually every computer operation will be affected in some way by the Year 2000 issue. It is uncertain what impact the Year 2000 issue will have on the internet and the world wide web
                    We have assessed the Year 2000 readiness of our software.
                    We have also assessed third party vendors, licensors, and providers of hardware, software and services for their Year 2000 readiness. We have now begun our evaluation of the state of readiness, potential risks and costs, and a determination as to whether a contingency plan is necessary.
                 If we and/or our third party vendors are not timely compliant, we may have to cease operations to correct the problems. The cost of such correction could be very significant.



                    Any revenues received in Canadian dollars would decrease in value because of the unfavorable currency exchange rate.

                    Although we are a Nevada corporation, our operations are located in Canada. Accordingly, most of our revenues may be in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollar has steadily dropped. This trend is likely to continue. The continued

                lowering of the value of the Canadian dollar vis a vis the US dollar, may have a materially adverse effect on our business, results of operations and financial condition.

                   Since no one is obligated to purchase the units, we cannot be certain that even the minimum offering will be sold.

                    No entity, including us or our officers and directors, has committed to purchase any of the units. So there is no assurance that we will be successful in selling the units.
        The offering period will terminate on      2,000 unless we extend it

   for an additional 90 days to        2,000. We can terminate the
                    offering earlier if the 800,000 units are sold before the end of the offering period or if we decide to terminate it earlier. We are making this offer on a "best efforts, all or none" basis for the first 400,000 units and on a "best effort" basis only for the remaining 400,000 units. Your moneys will be deposited in an
                escrow account. If we do not sell at least 400,000 units by    ,
             2000 or by the extended date of      , 2000, your moneys will be
                    refunded without interest. In that case, you may not have use of your moneys for up to 180 days. If we sell only the minimum offering of 400,000 units, we will receive net proceeds of approximately $160,000. If we receive only that amount, or insignificantly more, it is likely that we will need further financing in the near future. We may not be able to obtain this financing at reasonable terms or even at all.

                Since we are attempting to sell the units without the aid of an underwriter, our chances of success are reduced and you do not have an underwriter's expertise to evaluate us.

                We are not experienced in the business of selling securities.
                    We may, therefore, not be able to complete the minimum offering. In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence"
                 evaluation of any company whose securities it underwrites.
           In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

                    Management and principal shareholders have complete control over our company and investors may not have an effective voice in the management of our company.

                    If we complete the minimum offering, our current management and principal shareholders will own approximately 93.3% of the outstanding shares of our common stock. Similarly, if we complete the maximum offering, they will own approximately 87.4% of the outstanding shares of our common stock.
                 Accordingly, in either case, they will be able to control the management policies and conduct of our business.
        Shares eligible for sale after the offering is completed could negatively affect our stock prices.

                    The prevailing market price of our units, common stock and warrants after we complete the offering could be adversely affected by sales of common stock by the holders of our common stock already outstanding, or the perception that these sales may occur.

                    All of the 5,553,772 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:
                         more than one percent of the Company's shares then outstanding within any three month period, (i.e. one percent would equal 55,537 shares as of the date of this Prospectus, 59,537 shares immediately after the successful completion of the minimum offering, and 63,537 shares immediately after the successful completion of the maximum offering. (This one percent calculation does not include any exercise of the redeemable purchase warrants offered by us); or the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

               Further, under Rule 144, the amount of "restricted securities"
                    which a person, who is not an affiliate of our company, may sell is not limited when his or her shares are held for over two
                    (2) years.

                    If the sale of our shares under Rule 144 has a depressive effect upon the market price of our securities, we could have difficulty in raising  additional capital through the issuance of more securities. Finally, the exercise of the warrants, may also have a depressive effect upon the market price of the our common stock, should one exist.

                    You may not be able to sell our securities unless a public market develops for them.

              Prior to this offering, there has been no public market for any of our securities and we are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the units, common stock and redeemable purchase warrants will be eligible for listing on the NASD
                Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have
           difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the
                    Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

                    We determined our own unit prices and the exercise prices for the warrants.

                 On our own, we determined the initial public offering price of the units, as well as the exercise price of the warrants using a number of factors. We considered our  financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general conditions of the securities market. They are not predictive of the market price for the units, common stock or the redeemable purchase warrants in the trading market after this offering. You should be aware that the market price of the securities may decline below the initial public offering price.
                    The stock market has experienced extreme price and volume fluctuations-- especially the securities of internet related companies.

                    Our securities are referred to as "penny stocks" which are not perceived favorably in the market place.

                    The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our
              securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or
                 $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:
                         make a special suitability determination for the purchase of such securities;
                         have received the purchaser's written consent to the transaction prior to the purchase;
                         deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
                         disclose to the purchaser the commission payable to the broker-dealer and the registered representative; provide the purchaser with current quotations for the securities;
                         if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

                    Our management has broad discretion over the use of the proceeds raised in the offering.

             We intend to use all of the net proceeds of the offering (either minimum or maximum) for working capital and general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of our officers and you do not know if, when or how often their salaries will be increased. We do not plan to enter into employment contracts with our officers at this time. Accordingly, their salary increases, if any, cannot be predicted.

                    You cannot exercise the warrants if we do not have a current prospectus.

             The warrants are exercisable  only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the redeemable purchase warrant holders reside. As of the date of this prospectus, our units, common stock and warrants have been qualified in the State of New York only. Accordingly, residents of only New York (or non-U.S. residents) can currently exercise warrants.

                    Our redemption of the warrants may force holders to make an investment decision before they are ready.

                    Commencing on the date of this Prospectus, the warrants are subject to redemption. If we decide to redeem the warrants, holders will lose their rights to purchase shares of common stock issuable upon exercise unless the warrants are exercised before they are redeemed. Holders may be forced to make an investment decision regarding their warrants before they are ready to do so if we send a notice of redemption. Although it is not our intention to do so, we can send the notice when our prospectus is not current. Holders would then not be able to exercise the warrants even if they desired to do so.

                    HOW YOU CAN GET MORE INFORMATION ABOUT US.

               Stratabase does not presently file reports or other information with the SEC. However, following completion of the minimum offering, we will distribute to stockholders at fiscal year end on each December 31st, annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and other information as may be required by law. In this regard, upon the completion of the minimum offering herein, we will be subject to the informational requirements of the Securities
                Exchange Act and are required to file reports, proxy statements and other information with the SEC.

                    The reports, proxy statements and other information that we will file will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and
               the public reference facilities in the SEC's Northeast Regional
                    Office, 7 World Trade Center, New York, New York 10048; and
                    its Midwest Regional Office, Citicorp Center, 500 West
                 Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of
                    such material may also be obtained at prescribed rates by


           writing to the SEC's Public Reference Section, 450 Fifth Street,
                    NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its Public reference
                    Rooms. The SEC also maintains a Web site that contains
               reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http: /www.sec.gov.

                        USE OF PROCEEDS

                After deduction of the estimated expenses of the issuance and distribution of the
                securities we will receive net proceeds of $160,000 if we are successful in completing the minimum offering, and $360,000 if we are successful in completing the maximum offering. If we are successful in completing either the minimum or maximum offering, we intend to use the net proceeds thereof for working capital and other general corporate purposes, including advertising. We may also use a portion of the proceeds for strategic alliances and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Therefore, our management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering.

                    We anticipate applying the proceeds of this offering as soon as they are available (i.e. completion of the minimum offering)
                    and continuing over the following 12 months. We believe that the proceeds of the maximum offering will be sufficient to satisfy our requirements over this period without the necessity of obtaining additional funds. However, we believe that if only the minimum offering is completed, additional funds may be required which may not be available to us, or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the maximum offering is completed. Finally, any proceeds which we receive from the exercise of the warrants shall be applied to working capital.


                        DIVIDEND POLICY

                    We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

                         CAPITALIZATION

                    We are currently authorized to issue 25,000,000 shares of common stock. As of today, we have issued, 5,543,772, shares of common stock, for a total capital contribution of $236,609.
                    The following table shows the number of issued and outstanding shares of common stock as of the date of this prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings:

                    Shares Outstanding                 5,543,772

                    Shares to be outstanding
                    in the event of the successful
                    completion of the minimum
                    offering-                           5,943,772

                    Shares to be outstanding
                    in the event of the successful
                    completion of the maximum
                    offering                           6,343,772

              This table does not reflect the effect that the possible exercise of the warrants will have. Each share of our common stock
             ha equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund
                  provisions applicable to it. The shares are fully paid for and nonassessable when issued. Except for the warrants offered herein, there are no outstanding options, warrants, or rights to purchase any of the securities of the Company and we do not plan to issue any.

                 The following table sets forth our capitalization at June 30,
                    1999, on an actual (audited) basis and on a pro forma basis
                 (unaudited) after giving effect to the minimum offering herein
                    (assuming no exercise of the warrants). This table should be read in conjunction with our financial statements and notes, as well as "Summary Financial Data", appearing elsewhere in this
                    Prospectus:

                                        June 30, 1999
                                        Actual          Pro Forma
                                        (audited)     (unaudited)

                    Debt:

                         Short-term debt          $3,828         $3,828
                         Long-term debt              -0-           -0-
                    Stockholders's Equity:
                         common stock              $5,544         $5,944
                         Additional Paid-in Capital    231,065         390,665
                         Deficit Accumulated During
                         Development Stage        (67,512)         (67,512)
                         Total Stockholders' Equity $169,097     $329,097
                         Total Capitalization       $172,925     $332,925

                       DILUTION

                    Our net tangible book value as of June 30, 1999 (based upon the 5,543,772 shares outstanding) was approximately $.03 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of outstanding shares of common stock at June 30, 1999. If we assume the sale of the minimum number of units offered, 400,000, the pro forma net tangible book value per share as of June 30, 1999 would be approximately $.06. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of the units, assuming no value assigned to the warrants, and the net tangible book value per share after the minimum offering) of $.44 per share, or approximately 88% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.03 per share.

                 Alternatively, if we assume the sale of the maximum number of units being offered, 800,000, the pro forma net tangible book value per share as of June 30, 1999 would be approximately $529,097 This would result in an immediate dilution to new shareholders of $.42 per share, or approximately 84% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.05 per share. The following table illustrates this per share dilution under both the minimum and maximum offerings, assuming receipt of the net proceeds of both and no value being assigned to the warrants:







                                                   Minimum         Maximum
                                                  Offering       Offering
                    Public offering price per share    $.50      $.50

                    Net tangible book value per
                    share as of June 30, 1999          $.03      $.03

                    Increase per share attributable
                    to new shareholders                $.03      $.05

                    Pro forma net tangible book value
                    per share as of June 30, 1999
                    after offering                     $.06      $.08

                    Dilution per share to
                    new shareholders                    $.44      $.42

                    The following tables summarize, as of June 30, 1999, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders  and to be paid by purchasers in the minimum
                 and maximum offering, assuming that no value is attributed to the warrants:












                              Minimum Offering             (400,000 Units)
                                                           % of Total
                                                             Avg.
                           Total     % of       Capital    Effective  Price
                           Shares    Total      Cash        Cash        Per
                            Purchased Shares    Contrib.   Contrib.  Share
                    New Share-
                    holders(l) 400,000  06.7%     $200,000   45.8%  $.50
                    Old Share
                    holders  5,543,772  93.3%     236,609     54.2%  $.04

                    Total     5,943,772 100.0%    $436,609  100.0%    $.07

                                        Maximum Offering
                                        (800,000 Units)

                    New Share
                    holders 800,000      12.6%     $400,000    62.8%    $.50

                    Old Share
                    holders 5,543,772     87.4%     236,609     37.2%   .04

                    Total     6,343,772   100.0%     $636,609   100.0%  $.10

                            BUSINESS

                    Incorporated on November 18, 1998, we are a development stage corporation. Our objective is to become one of the internet's leading direct marketers and providers of internet services to small businesses. The key element of our strategy is the compiling of databases of marketing information about internet users. To compile the database, we will provide free information and free services, such as internet-based news, newsletters and videos, to internet users in return for their personal information such as names and e-mail addresses. The free news will be supplied by COMTEX under a contract with us and delivered to the users by email at no extra charge. The free newsletters ,the free videos and the free informational items such as special reports on various topics of interest to users will be supplied by advertisers and paid for out of a portion of the proceeds from our direct marketing campaigns.
                 The users receiving the free services will be asked to consent to the use of their personal information for direct marketing purposes. We believe we can develop large databases of
                  information about internet users including their interests and various demographic information which would be of great
                 value to advertisers. Using our compiled database, we then intend to conduct internet-based direct marketing programs on behalf of advertisers. The direct marketing will consist of presenting online advertisements to users in our database who have consented to receive specific information about products and services. If the users are interested in the advertisements presented to them, they will be asked to respond to the
                advertisers by e-mail. Our primary source of revenues will be the fees charged to advertisers for providing these direct marketing services.

                    As an additional source of revenue, we are also developing our capability to provide internet-related services to small businesses or businesses which are independently owned and operated and which are not dominant in their field of operation. Services to small businesses include:
                         designing websites,
                         updating and maintaining their websites;
                         producing and editing informational or advertising video tapes; and hosting their websites on our servers for accessing by internet users.
                    For the period from November 18, 1998 through the present, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we expect revenues to come partly from sales of advertising and direct marketing opportunities on our websites and partly from the sale of internet services to small businesses.

                    Industry overview.

               The internet is a rapidly growing global computer network for collecting and exchanging information, communicating, and conducting business. The growth of this computer network is driven by inexpensive web access, inexpensive website production costs, and businesses wishing to capitalize on the potential revenues which may result from effective advertising.

                    Effective internet advertising requires the targeting of
               specific audiences who consent to be the recipients of specific information about products.

                    We intend to conduct direct marketing to only those users in our databases who have expressly consented to receive specific information about products from advertisers. The internet allows advertisers to target specific audiences, based on their personal information and interests. The effectiveness of internet advertising efforts can be monitored by the number of times an ad is viewed and counting the number of people who respond to the ad. We believe that internet advertising will become more effective as more personal information about internet users is gathered. We also believe that the problem to date with internet advertising is that there are very few companies who understand how to conduct effective online direct marketing programs for advertisers. We believe that our strategy of first compiling a database of internet users who consent to the receipt of specific information from advertisers is essential to the development of an effective direct marketing programs for advertisers. By marketing to users who have requested specific marketing information, we will deliver quality marketing information and programs to our advertisers targeted at specific audiences. In this way, we enhance the effectiveness of our direct marketing programs.

                    Internet users demand quality information and service.

                    A vast amount of information is being added to the internet every day and the quality of this information is often low. We believe that high quality information will have a high perceived value to internet users. By providing this information free of charge, we believe internet users will have an incentive to access it, and voluntarily provide their personal information such as names and email addresses. This information, in turn, can then be added to our databases ultimately to be used to conduct direct marketing programs. We also believe that we can provide free services to internet users, such as information delivery via e-mail, in return for users' personal information.

                    Small businesses demand quality web services.

                    Our management believes that as the web expands and develops, there will be an increasing number of small businesses who require web services - be they video production for the web, website design, or website hosting.
                We believe that there is substantial demand for these services, and that such demand will continue to grow in the coming years as more and more small businesses seek to develop a presence on the web for themselves.

                    We are taking the following specific actions necessary to achieve our business goals.

               Our objective is to become one of the internet's leading direct marketers. We also intend to deliver internet services to small businesses. We believe we can develop large databases of
              information about internet users including their interests and various demographic information which is of use to advertisers.
                         In the fourth quarter of 1999, we intend to launch a website focused solely on providing news. We expect that internet users will find the site highly useful, and
                         will provide us with their personal information in order to have full access to the website. We intend to market and advertise the website heavily during the next twelve months through both online and offline advertising programs. We believe this website will add thousands of users to our databases during the next year.

                         In the fourth quarter of 1999, we also intend to launch a website which provides internet users with incentives to receive advertisements via e-mail. Users will receive free enrollment, and receive various free products and services in return for viewing advertisements from corporate sponsors. We intend to market this website through online and offline advertising programs during the next twelve months.
                         We expect to sign up thousands of users during that time.
                    We believe that the development our databases of information regarding our users, will be a valuable direct marketing product to offer advertisers.

                    When will our development stage be completed?

                    We believe that by mid-year 2000 we will have developed a
              useful database of information on our users. We will then have a product of high perceived value to advertisers interested in conducting direct marketing campaigns. We believe we can sell direct marketing programs to advertisers who are interested in reaching the internet users in our databases who have provided us with their permission to be marketed to.

                    Users seek well organized websites.

                    We believe that internet users seek well organized online
                communities (websites) specific to given products, information or services. We believe that, when structured around proprietary and nonproprietary databases which encourage continued usage, a significant core of frequent users can result. Our management feels that users are seeking:
                         indexing that enables users to efficiently locate quality and relevant website information (content), proprietary content and data developed by knowledgeable contributors, and associated services which enhance the value of the community.

                    In addition, we believe that internet advertisers and e-commerce marketers are seeking highly targeted audiences with interest in purchasing goods and services online.

                    The demand for services offered by us will grow.

                    Management believes that as the world wide web expands and develops, an increasing number of individuals, businesses and organizations will require the sophisticated web services that we offer including:
                         direct marketing programs
                         online video production;
                         video editing;
                         distribution of useful information (news, newsletters); web design;
                         hosting and maintenance of websites for small businesses.

            We believe that there is substantial demand for these services, and that the demand will continue to grow in the coming years as more and more companies seek to develop a sophisticated web presence.

                    Our objective and strategy

                    Our objective is to become a leading source for video production, video content, video editing, website designing, hosting and maintaining websites, and online direct marketing.
                 In this regard, we plan to provide an engaging experience for those who use our websites. Additionally, we will attempt to provide effective marketing solutions for our advertisers by creating databases of users who have consented to be targeted for the receipt of advertisements for narrowly defined topics and products. The key elements of our strategy are:

                         Build databases of users who have expressed an interest in the products of advertisers .

                    We believe that developing and delivering to advertisers, proprietary and nonproprietary databases containing information about users who have expressed an interest in the products which are specific to each website is critical to attracting and retaining users, advertisers and e-commerce partners. We believe that combining narrowly defined information resources and making it easily searchable and accessible is the most effective way of generating information targeted for specific advertisers.

                         Focus on creating e-commerce.

                We believe that successful websites need to focus on creating opportunities for their advertisers to sell goods and services to users of the websites. By having this as our focus from the start, we believe this factor will differentiate our websites from others which have tended to focus less on the e-commerce aspect.

                    Dealing with internet regulations.

               Several federal and state statutes prohibit the transmission of certain types of indecent, obscene or offensive content over the internet to certain persons. In addition, pending legislation seeks to ban internet gambling and federal and state officials have taken action against businesses that operate internet gambling activities. An overly broad interpretation and enforcement of these statutes and initiatives, may result in limitations on the type of content and advertisements available on Stratabase.com. Present or future legislation regulating online content could dampen the growth in the use of the internet generally and decrease the acceptance of the internet as an advertising and e-commerce medium. This could have a material adverse effect on our business, results of operations and financial condition.

                    We have no intention of running pornography or gambling
               sites. The relevance of this  disclosure is that we run computer servers which internet users can use to conduct realtime chat or to post messages in order to communicate with each other. On occasion, internet users have been known to abuse these services and post messages of an adult or obscene nature (this happens on AOL quite frequently). These users could leave us in a potentially damaging position because the objectionable content would be physically residing on our computer servers, and if the content were of a regulated nature, we could be deemed responsible. While we intend to do everything that we reasonably can to ensure such an event does not transpire, this is a possibility you should be aware of.

                    Stratabase.com will meet the competition.

                 During the last four years, the amount of advertising dollars spent by internet companies to attract new clients and users has increased significantly. This increase is due to  the rising number of businesses competing for users, internet advertisers' and e-commerce marketers'. We expect that the competition will continue to increase because there are no substantial barriers to entry into the market.
                    We intend to meet the competition by focusing on the following factors:
                         the quality of information (content) displayed at our websites, information and services we provide compared to our competitors, the ease of the use of the services we develop as compared to those of our competitors, the timing and market acceptance of new and enhanced services we or our competitors develop, and sales and marketing efforts.

                    Mr. Newton will devote his full time to our business.

                    As of the date of the prospectus, we have two employees -- Mr. Newton, Chairman of the Board, President, Secretary, Treasurer and CEO and Mr. Coombes, Vice President of Corporate Development and a Director. Only Mr. Newton is devoting his full-time efforts to the company. Neither has a collective bargaining agreement with the Company.
                    Currently, the Company retains the services, on an as needed basis, of independent contractors and/or outside consultants. If at least the minimum offering is successfully completed, we intend to continue to retain independent contractors and/or outside consultants as service providers for the foreseeable future. We will also retain additional full-time employees when considered cost-effective to do so.

                    Mr. Newton oversees the technical and marketing sides of the business, and the tasks themselves are generally carried out by independent contractors and outside consultants as much as possible. However, we understand that in some instances it will be more cost-effective to hire full-time employees should suitable candidates be found. We will hire full-time employees when appropriate. In all instances, Mr. Newton will continue to oversee any and all of our contractors, consultants, and employees. Additionally, he will oversee all aspects of operations including technical development and marketing.

                    Our properties, equipment and primary agreements

                    We do not own any real property. All costs described in this section are stated in U.S. dollars as converted from Canadian dollars. Accordingly, the costs may vary to some degree with the currency exchange rate. Our offices are approximately 750 square feet located at 34314 Marshall Road, Suite 203,
                 Abbotsford, B.C., V2S1L2, Canada. The office is leased for one year lease commencing on March 1, 1999. The monthly rent is
                $634.50. We believe that the facilities will be adequate for the foreseeable future.

                    We lease a Bandwidth/Connectivity (-fiber optic line) from BCTEL.. It is the subject of a three year agreement which commenced on May 1, 1999, and calls for a monthly fee of $1,000.

                    In addition, we have entered a two year contract for a Newsfeed with COMTEX which commenced on June 1, 1999.
                    The contract requires monthly payments of $3,400 plus royalties. The royalties will equal 25% of all advertising revenues us resulting from users accessing the COMTEX's online newsfeed to our websites.

                    Finally, we pay an annual premium of $1,354 for  a one year term comprehensive general liability insurance policy with the following coverages:
                         general liability for $1,354,200;
                         Software for $15,000;
                         Hardware for $34,000;
                         Flood/Earthquake for $185,000); and
                         Replacement Costs of contents for $68,000.






          MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL
          CONDITION AND RESULTS OF OPERATIONS

                    The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

                    Operations

                    We are in the development stage and have not generate revenues from our inception to June 30, 1999 having incurred primarily only start-up and organizational expenses.
                 Accordingly, our financial results, from inception to June 30,
                1999, are not meaningful as an indication of future operations.

                    We are presently engaged in the development of free services for internet users(such as internet based news, newsletters, and videos) in return for users' personal information. We will then compile lists of users from which we will conduct internet based direct marketing programs on behalf of advertisers. Concerning the free services for internet users:
                         The news we provide will be supplied by COMTEX under our existing contract. The newsfeed consists of business news, financial news, current events, and various other topics of interest to users.
                         The newsletters we intend to provide have not yet been developed, nor do we know precisely what topics the newsletters will over. We intend to determine these topics during the first quarter of 2000.

                         The newsletters will be written by outside contractors. A portion of the proceeds from our direct marketing campaigns for advertisers will be used to pay the fees of these outside consultants.
                         The subject matter of the videos has not been determined but will cover the same topics as the newsletters and will be determined in the first quarter of 2000.
                         The videos will be produced using our own the video facility which is currently in place. The information contained in the videos will be presented interview style by outside contractors and script writers.
                         The proceeds of the advertising campaigns we carry out for advertisers will be used to pay the fees of the outside contractors and script writers.
                     We are also developing our capabilities to provide internet related services to small businesses. These services include video taping and editing and designing, maintaining and hosting those websites.
                    For the period from our incorporation on November 18, 1998 through June 30, 1999, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of its organizational and technical infrastructure.
                As our business develops, we anticipate that revenues will be derived partly from the sale of advertising and direct marketing opportunities on our website and partly from the sale of our online video production services and web services. Further into our development, it is anticipated that e-commerce will play an increasing revenue role. E-commerce revenues will likely come from revenue sharing agreements with merchants whose sites are affiliated with our websites that are now being developed. Any revenues that we derives from revenue sharing arrangements will be recognized by us upon notification from our e-commerce merchant partners of sales attributable to our websites.

               The expected significant costs related to our operation will be the purchase of:
                         hardware;
                         software;
                         a bandwidth fiber optic line;
                         data acquisition costs;
                         human resource costs; and
                         advertising and market costs.


                    Our liquidity and capital resources

               From inception through June 30, 1999, we received $236,609 in net proceeds from an investor and our founders.. As of June 30, 1999, we had approximately $152,500 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues, and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate the net proceeds from the maximum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 12 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us.
                    If additional funds are raised by the issuance of our equity securities, such as through the exercise of the redeemable warrants, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock.
                    If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures.

                    Impact of the Year 2000 issues

                    Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems may recognize a date using "00" as the year 1900 rather than the year 2000. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or may risk system failure or miscalculations causing disruptions of normal business activities.

                    We are assessing Year 2000 issues

                    The Company has begun to assess the Year 2000 readiness of its information technology ("IT") systems, including the hardware and software that enable us to provide and deliver our services. Our assessment plan consists of:
                         quality assurance testing of our internally developed software incorporated in our websites;
                         contacting third- party vendors and licensors of material hardware, software and services that are both directly and indirectly related to the delivery of our services;
                         contacting vendors of material non-IT systems; assessment and repair or replacement requirements; repair or replacement;
                         implementation; and
                         creation of contingency plans in the event of Year 2000 failures.

                    Our Year 2000 assessment plan will be completed by November 1999.

                    We are now in the "assessment and repair or replacement" stage of our assessment plan. The last stage of our assessment plan, "the creation of contingency plans in the event of Year 2000 failure" will be completed by November , 1999.

                    We do not possess the information necessary to estimate the potential costs of addressing year 2000 issues.

                To date, we have not incurred any material costs in identifying or evaluating Year 2000 compliance issues. At this time, we do not possess the information necessary to estimate the potential costs of unanticipated revisions to our software should such revisions be required or the replacement of third-party software, hardware or services that are determined not to be Year 2000 compliant. Although we do not anticipate that such expenses will be material, such expenses, if higher than anticipated, could have a material adverse effect on our business, results of operations and financial condition.


                    We are not aware of any year 2000 compliance problems relating to our own software or systems.

                    We are not currently aware of any Year 2000 compliance
                problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that we will not discover Year 2000 compliance problems in our software that will require substantial revisions or replacements.
                    In addition, there can be no assurance that third- party
               software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systematic failure beyond our control, such as prolonged internet,
                telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.

                           MANAGEMENT

                    Our Directors and Executive Officers

                    The following sets forth the names and ages of our directors and executive officers.

                          Name                Age       Position
                    Trevor Newton            30                 President,
                                                        Secretary, Treasurer,
                                                                       Chairman
                                                         of the Board of
                                                         Directors, Chief
                                                          Operating and
                                                     Executive Officer

                    Fred Coombes             46         Vice President of
                                                    Corporate Development and
                                                         Director

                    John Tarves              45        Director


                    TREVOR NEWTON, since our incorporation to the present has been our President , secretary, treasurer, Chairman of the Board of Directors, Chief Operating and Executive Officer. From June, 1993 through August 1994, Mr. Newton was employed as a Statistical Analyst with the British Columbia
                 Gas Co. Thereafter, from August 1994 until December 1995, Mr.
                    Newton taught Economics and Statistics at the University College of Fraser Valley. From February 1996 until October 1996, Mr. Newton was a registered representative with Global Resource Investment, a broker-dealer located in Southern California. From October 1996 until September 1999, Mr. Newton was employed in various capacities at Stockscape.com, a publicly traded producer of a financial website which has published dozens of financial newsletters and delivered financial information, such as stock quotes and news, to its users 24 hours a day. His responsibilities at Stockscape included the overseeing of all aspects of operations such as programming, content development, technical infrastructure and marketing.

                    FRED COOMBES, since our inception to the present, has been one of our Directors and since January 20, 1999 to the present our Vice-President of Corporate Development. Since 1987 to the present, Mr. Coombes has also acted as the President of
                Co-ab Marketing, Ltd., an investor and corporate relations firm and since October 1995 as President and Director of Yuma Copper Corp., a mineral exploration firm. In addition, Mr. Coombes has been retained as an outside investor relations consultant to the NBG Radio Network. Presently, he devotes minimal time to our affairs. Upon the successful completion of the minimum offering, Mr. Coombes, who plans on continuing with his other outside responsibilities, will devote as much time to our affairs as he deems necessary for it to achieve its goals. There can be no assurance that any conflicts of interest that may arise from these outside activities will be resolved in our favor.

                    JOHN TARVES has been one of our Director since our incorporation. Since 1979, Mr. Tarves has been a secondar school teacher in the Chichester School District in Boothwyn,
                    Pennsylvania. He is a member of the school district's Technology Leadership Team and has initiated an internet usage program in the classroom. Mr. Tarves has a B.A. degree from St. Francis College (Loretto, PA) and an M.A. degree from
                    Fairfield University (Fairfield, CT.).

                 Our Directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

                    Executive Compensation

                    The following table sets forth information with respect to compensation paid we paid for the period ended December 31,
                 1998 for services of the executive officers. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the period ending December 31, 1998. We do not expect to pay compensation to any person in excess of $100,000 for the twelve months ending December 31, 1999. A portion of the net proceeds of the offering herein will be used to pay at least a portion of officers' salaries.


            Summary of Annual Compensation
                   Name and
                    Principal Position            Year           Salary
                    Trevor Newton, Chairman of
                    the Board, President, Secretary,
                    Treasurer and Chief Operating and
                    Executive Officer             1998           $0

                    Fred Coombes,
                    Vice President of Corporate
                    Development and Director      1998           $0


                    Messrs. Newton and Coombes, as founders or promoters of Stratabase were issued 2,422,400 and 732,300 shares of the common stock, respectively, for nominal consideration (i.e $.0025 per share). Insert Boccieri's shares here. Have they been issued already?. We have not, nor do we intend to, in the foreseeable future, enter into any employment agreements with executive officers. We have no other compensation plans for our executive officers. However, we plan to institute an executive employee stock option plan in the future, the terms of which have not been determined or agreed upon. In addition, in the future, we may consider an executive bonus plan.

                    Upon the successful completion of the minimum offering, we will pay salaries to Messrs. Newton and Coombes at an annual rate of $60,000 and $ 36,000, respectively. From February 1999 to the present , Mr. Newton has been paid $5,000 per month in salary. Mr. Coombes has not been paid any compensation in 1999, nor has he accrued any compensation. We intend to pay salaries from the net proceeds of the offering allocated to working capital and revenues from operations.

                    We do not compensate Directors

                    We do not pay our directors any remuneration for their
                service. However, they are reimbursed for their out-of-pocket expenses associated with meetings of the Board of Directors. Mr. John Tarves, a Stratabase director, was issued 25,000 shares of the common stock, for nominal consideration (i.e.
               $.0025 per share). We do not maintain a stock option plan for
                    Directors.


                   INDEMNIFICATION

                    Our by-laws provide for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Stratabase.
                    We are also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys'
                    fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any lawsuits arising by reason of the fact that such person is or was an agent of Stratabase.

                    Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing
                  violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

               Concerning whether indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons, we were advised by legal counsel
                that in the opinion of the SEC such indemnification of officers, directors and controlling persons is against public policy, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than expenses actually incurred or paid by an officer, director or controlling person in successful defense the lawsuit) is asserted by any officer, director or controlling person in connection with these securities being registered, we will, then, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of that issue.


                 CERTAIN TRANSACTIONS

                    At the time of incorporation, we authorized the issuance of 25,000 shares of common stock, no par value. To facilitate a public offering of our securities, we authorized on January 20,
                    1999, the amendment of our certificate of incorporation to effect certain changes, which were:
                         a change in the par value of the common stock to $.001 par value; and an increase in the number of shares of common stock authorized to 25,000,000 shares.
                    Unless stated otherwise, all stock transactions in this prospectus are stated as if they had already occurred..

                 In February, 1999, we issued shares of common stock, at $.001 par value, to our founders as follow:
                         2,422,400 to Trevor Newton;
                         1,464,072 to Mary Martin;
                         732,300 to Fred Coombes; and
                         25,000 to John Tarves.
                    In each case, the consideration was nominal, i.e. $.0025 per share.

                    In addition to the above, we have agreed to issue to our previous counsel, Thomas Boccieri, 10,000 shares of common stock in lieu of receiving an additional $2,500 towards his legal fee.

                    In March, 1999, we privately sold 900,000 shares of our
                common stock, at a price of $.25 per share, to one affiliated investor for a total of $225,000. To date, $75,000 of the proceeds have been utilized for hardware, software, programming and computing fees, content acquisition, general operations, salaries, connectivity and costs associated with this offering. The balance was retained for operating funds. The investor, New Horizons LP, is affiliated with one of our founders, Ms. Mary Martin in that its general partner and a minority limited partner is Ms. Martin's husband, Joe MacDonald.

                    We have not adopted any provisions, resolutions or bylaws
                regarding related party transactions nor do we intend to do so in the future.

                    In connection with each of these stock issuances, we relied upon the exemption from registration provided under Section 4(2) of the Securities Act.



                PRINCIPAL SHAREHOLDERS

                    The following table contains information concerning:
                         those persons whom we know beneficially own more than 5% of our outstanding shares of common stock; each of our officers and directors; and all of our officers and directors as a group.



                                   Beneficial     % of Ownership
                                   Ownership Prior     After an Offering
                                   to Offering         of

                    Officers,
                    Directors, 5%       No. of             400,000    800,000
                    Shareholders        Shares    %    Units     Units

                    Trevor Newton       2,422,400  43.6%    40.7%     38.1%
                    Mary Martin         1,464,072   26.4%   24.6%     23.0%
                    Fred Coombes        732,300      13.2%  12.3%     11.5%
                    John Tarves         25,000    .5%      .4%       .4%
                    New Horizons LP          900,000   16.2%     15.1%     14.2%

                    All directors and
                    executive officers
                    as a Group
                    (3 persons)         3,179,700  57.3%.  53.4% 50.0%

                    The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after both the minimum and maximum offerings assuming no exercise of any of the warrants contained in the units.

                      DESCRIPTION OF UNITS

                    The Units

                    We are offering a minimum of 400,000 units and a maximum of 800,000 Units directly to the public under this Prospectus. Each unit consists of one share of common stock, $.001 par value, and one Class A redeemable purchase warrant to purchase one share of common stock at $1.00, one Class B redeemable purchase warrant to purchase one share of common stock at $3.00 and one Class C redeemable purchase warrant to purchase one share of common stock at $5.00. The warrants will be immediately detachable and transferable if we successfully complete the minimum offering.

                    Common stock

                 We are authorized to issue 25,000,000 shares of common stock,
                    $.001 par value. After being sold under this offering, our shares of common stock are not subject to further assessment or call.. If there are differences between the following summary description of our common stock and our amended certificate of incorporation and by-laws, the information contained in our amended certificate of incorporation and by-laws is controlling.
                    Our shareholders are not given cumulative voting rights in electing board members. So minority shareholders may not have any representation. Holders of common stock:
                         have equal rights to dividends from funds legally available for that purpose, when and if declared by our board of directors;
                         are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and do not have preemptive rights, conversion rights, or redemption of sinking funds rights.
                    We have not paid dividends since inception and do not intend to do so in the future.





                    The Redeemable Purchase Warrants

               There are no Class A, Class B and Class C warrants, presently outstanding. After we issue them, the warrants will be exercisable at:
                          a price of $1.00 per share of common stock for Class
                         A for 6 months from the effective date of this offering
                         ,
                          a price of $3.00 per share of common stock for Class
                         B for 12 months from the effective date of this offering and a price of $5.00 per share of common stock for Class C for 18 months from the effective date of this offering,
                    We may extend each warrant exercise period at any time,
              and/or reduce the exercise price(s) by up to 50%. If the exercise period is extended, you will be given a written notice 30 days before the beginning of the extension period . One warrant entitles the holder to purchase one share of common stock.
                  The following discussion of the warrants may not be complete.
                    You should read the warrant agreement for a complete discussion. The essential provisions of the warrants are as follows:

                         The warrants, which will be issued under the warrant agreement between us and our warrant agent, Security Transfer Corp., will be in registered form. After successful completion of the minimum offering, the warrants may be sold, assigned or conveyed separately and apart from the common stock included in the Units.
                         Upon the successful completion of the offering and during the remainder of the term of the warrants, we may, at our option and on 30 days' prior written notice mailed to the warrant holders, call and/or redeem the
                       warrants, in whole or in part, at a price of $0.01 per A,
                         B or C warrant if the average bid price of the common
                         stock for any seven trading days during a 10
                         consecutive trading day period is greater than 20% above the respective exercise price.
                         The holders of the warrants are protected against dilution of their interests represented by the number of shares of common stock underlying the warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and
                         if we sell shares of common stock below the then book value, other than sale to employee benefit and stock option plans.
                         The holders of the warrants have no right to vote on matters submitted to our shareholders and have no right to receive dividends. The holders of the warrants are not entitled to share in our assets in the event of liquidation, dissolution, or the winding up of our affairs.
                         We do not have an exemption from registration with
                         the SEC for the issuance of the common stock upon
                      the exercise of the warrants. So, in order for the holder
                         to exercise the warrant, we are required to have a
                         current, effective registration statement on file with the Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides. We are required to file post-effective amendments to our registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrants. Although it is our intention to both maintain a current prospectus and meet the requirements of the regulatory authorities of the State of New York during the term of the warrants, there can be no assurance that the Company will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority. It is not our intention to call and/or redeem the outstanding warrants, if our prospectus is not current or if we are not in compliance with the requirements of an appropriate state regulatory authority.

                    After our offering is successfully completed.

                 Before this offering, there has been no public market for our units, shares of common stock and Class A, Class B and Class
                 C warrants. We cannot assure you that a public trading market for any of our securities will ever develop or, if one develops, that it will be maintained.

                 If we complete our minimum offering, but before the exercise of any of the warrants, we will have outstanding 5,943,772 shares of common stock. Similarly, if our maximum offering is completed, we will have 6,343,772 shares of common stock outstanding. Of the shares outstanding, if our minimum offering is completed, 400,000 shares (and if the maximum
                offering is completed, 800,000 shares) will be freely tradeable without restriction under the Securities Act, if those shares are not later acquired by our "affiliates" (i.e., a person is an affiliate if he or she directly, or indirectly through one or more intermediaries controls or is controlled by us, or is under common control with us).

                    All of the 5,543,772 shares of common stock presently
                outstanding are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares must be aggregated) who
                    has satisfied a one- year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks before such sale.

                Rule 144 also permits, under certain circumstances, the sale of shares of common stock by a person without any quantity
                limitation. Future sales under Rule 144 or even the perception of such sales, may have a depressive effect on the market price of our common stock, should a public market develop for our shares. None of our current shareholders have already
                satisfied the one-year holding period. We are unable to predict the effect that sales, or even the threat of sales under Rule 144 or otherwise, may have on the then prevailing market price of our shares of common stock.



                    Our Transfer and Warrant Agent

                    We have appointed Securities Transfer Corp., with offices at 1690 Dallas Parkway, Suite 100 Dallas, TX 75248, (972)
                447-9890, as transfer agent for our shares of common stock and warrant. We have already paid the escrow agent's fees. The transfer agent will be responsible for all record-keeping and administrative functions in connection with the warrants. A copy of the executed escrow agreement, and the executed warrant agreement with exhibits attached are filed as a exhibit to our registration statement on file with the SEC.

                    Reports to Shareholders

                    We intend to forward annual reports to our shareholders
                including audited financial statement to our investors. We will also forward such interim reports we deems appropriate.

                      PLAN OF DISTRIBUTION

            We are offering, directly to the public, up to 800,000 units. The first 400,000 units are offered on a "best efforts all or none"
                 basis. We are offering the remaining 400,000 units on a "best efforts" basis only. There can be no assurance that any of the units will be sold. If we sell at least 400,000 of the offered units within the offering period (90 days from the effective date of this prospectus, unless we extend it for an additional 90 days), then the offering will be terminated and the subscription payments, if collected, will be promptly refunded in full to subscribers within 7 days of the termination without payment of interest or deducting expenses , subject to the collection of funds. If we sell the minimum number of units within the specified period, the offering will continue until the earlier of:
                         when we sell all 800,000 units or
                         the expiration of the offering period and any extension, unless we terminate the offering earlier.
                    All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Securities Transfer Corporation, as escrow agent for Stratabase.com". We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Securities Transfer Corporation, 16910 Dallas
               Parkway, Suite 100, Dallas, Texas 75248. Securities Transfer is
                    only acting as escrow, transfer and warrant agent in
                connection with this offering and has made no investigation of us or this offering nor makes any recommendation concerning this offering. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the units sold, if we sell  at least 400,000 of the units, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 180 days. If we sell the minimum number of units within the escrow period, as extended, payments from subscribers will be
                 deposited into the escrow account for collection and all funds will be periodically disbursed to us.

                We have arbitrarily determined the public offering price of the units and the exercise prices of the warrants based upon various considerations including market conditions and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indications of value.

                    We have not engaged a market maker of securities and do not propose to engage any entity to make a market in our securities following completion of the offering. The development of a trading market following the completion of this offering will be particularly dependent on broker-dealers initiating quotations in inter-dealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in our securities. We have not retained a broker-dealer who has agreed to engage in such activities, and there is no assurance that any trading market for our securities will develop following the offering.

                       LEGAL PROCEEDINGS

                We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered against any of our Directors or Officers in his capacity as such.



                    LEGAL OPINIONS

               The legality of the issuance of the securities offered pursuant to this Prospectus will be passed upon for us by James C. Jones, Esq., 65 West 96th Street, Suite 20H, New York, New York 10025.

                            EXPERTS

                    Our financial statements included in the Prospectus, to the extent and for the period indicated in their report with respect thereto, have been audited by Moss Adams LLP, independent
              certified public accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.





                      FINANCIAL STATEMENTS

                                                             Page

                    Independent Auditor's Report
                    dated August 10, 1999                        45
                    Balance Sheet dated June 30, 1999            46
                    Statement of Operations for the period from inception
                    (11/18/98) to 6/30/99                        47
                    Statement of Stockholders' Equity for the period from
                    inception (11/18/98) to 6/30/99              48
                    Statement of Cash Flows for the period from
                    inception (11/18/98) to 6/30/98              49
                    Notes to Financial Statements (6/30/99)      50-52


















                    INDEPENDENT AUDITOR'S REPORT

                    The Board of Directors
                    Stratabase.com

                    We have audited the accompanying balance sheet of Stratabase.com (a development stage company) as of June 30,
                  1999, and the related statements of operations, stockholders'
                    equity, and cash flows for the period from inception (November 18, 1998) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit

                    We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of
                    Stratabase.com (a development stage company) as of June 30,
               1999, and the changes in its operations and its cash flows for the period from inception (November 18, 1998) to June 30, 1999, in conformity with generally accepted accounting principles.



                    /s/ Moss Adams LLP

                    Portland, OR
                    August 10, 1999






                                   STRATABASE.COM
                                   (a development stage company)
                                   BALANCE SHEET JUNE 30, 1999

                             ASSETS

                    CURRENT ASSETS

                         Cash                           $152,410
                         Accounts receivable               7,179
                         GST receivable                    1,631

                         Total current assets            161,220

                    OFFICE EQUIPMENT, at cost
                         computer hardware                 $8,177
                         computer software                    499
                         office equipment                     205
                         office furniture                   2,077
                         video production equipment         4,884

                                                          $15,842
                    accumulated depreciation and
                                  amortization             (1,740)

                                                           14,102
                    DEPOSITS                                  572


                    Total assets                        $ 175,894

                    LIABILITIES AND SHAREHOLDERS' EQUITY

                    CURRENT LIABILITIES
                         Accounts payable and accrued
                                           liability      $ 2,969
                    Shareholder loans                       3,828


                    Total current liabilities               6,797

                    COMMITMENTS (Note 3)

                    SHAREHOLDERS' EQUITY
                    common stock, $.001 par value;
                    25,000,000 share authorized,
                    5,543,772 shares issued and outstanding 5,544
                    Additional paid-in capital            231,065
                    Deficit accumulated in the
                        development stage                 (67,512)

                     Total Shareholders' equity           169,097

                    Total liabilities and
                            shareholders' equity        $ 175,894






                                             STRATABASE.COM
                                   (a development stage company)
                                   STATEMENT OF OPERATIONS
                                   FOR THE PERIOD FROM
                    INCEPTION (NOVEMBER 18, 1998) TO June 30, 1999
                    REVENUE                                 $      6,709
                    OPERATING EXPENSES
                         Web related services                      3,730
                         Video production and encoding             2,324
                         Internet connectivity                     1,889
                         Network administration                      598

                         Total operating expenses                  8,541

                         Excess of operating expenses over
                         revenue                                  (1,832)

                         Management fees                          25,000
                         Community site development               12,590
                         Legal fees                               10,576
                         Accounting                                3,675
                         Office                                    3,205
                         Rent                                      2,290
                         Depreciation an amortization              1,740
                         Licenses and dues                         1,705
                         Insurance expense                         1,517
                         Program and site design                   1,357
                         Telecommunications                          744
                         Organizational costs                        695
                         Travel                                      677
                         Other expenses                              558

                         Total general and administrative
                         expenses                                  66,329

                    INTEREST INCOME                                   649


                    Net loss in the development stage       $    (67,512)



                    BASIC LOSS PER SHARE OF COMMON STOCK$              0.01

                    DILUTED LOSS PER SHARE OF COMMON STOCK           0.01


















                                        STRATABASE.COM
                                   (a development stage company)
                         STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE PERIOD FROM INCEPTION (NOVEMBER 18,
                    1998) TO June 30, 1999


                                         Deficit
                                         Accumulated
                                      Add't'n'l     in theTotal
                         Common Stock  Paid in    Development        Stkhld'rs'
                           Shares  Amount Capital   Stage          Equity
                    Issuance of
                    common stock
                    at $.0025
                    per share 4,643,772 4,664    $6,965    -       $11,609

                    Issuance of
                    common stock
                    at $.25 per
                    share      900,000    900     $224,100   -     225,000

                    Net loss in
                    the development
                    stage          -    -                (67,512)  (67,512)

                             5,543,77   $5,544    $231,06 (67,512) $169,097




                    See accompanying notes.





















                                        STRATABASE.COM
                                   (a development stage company)
                    STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                    INCEPTION (NOVEMBER 18, 1998) TO June 30, 1999

                    CASH FLOWS FROM OPERATING ACTIVITIES
                         Net loss in the development stage  $   (67,512)
                         Depreciation and amortization            1,740
                         Adjustments to reconcile net loss
                         to net cash from
                         operating activities:
                         Increase in assets:
                         Accounts receivable                      (7,179)
                          GST receivable                           (1,631)
                         Accounts payable                           2,969
                         Deposits                                    (572)

                         Net cash from operating activities       (72,185)

                    CASH FLOWS FROM INVESTING ACTIVITIES
                         Acquisition of office equipment          (15,842)

                         Net cash from investing activities       (15,842)

                    CASH FLOWS FROM FINANCING ACTIVITIES
                         Shareholder loan                            3,828
                         Sale of common stock                      236,609

                    Net cash from financing activities             240,437

                    NET INCREASE IN CASH AND CASH EQUIVALENTS      152,410

                    CASH AND CASH EQUIVALENTS, at date of inception   -

                    CASH AND CASH EQUIVALENTS, end of period     $ 152,410





                      See accompanying notes.




                         STRATABASE.COM
                              (a development stage company)
                              NOTES TO FINANCIAL STATEMENTS
                              August 10, 1999
<F1>

                    NOTE 1 - NATURE OF OPERATIONS AND
                    ORGANIZATION

                    Stratabase.com (the Company) is a Nevada company
                  specializing in the provision of online content, information, and services in specific topic areas, with an emphasis on relationship (name) development and corresponding database management. The Company operates from its headquarters in Abbotsford, British Columbia, Canada.

                  For the period from inception (November 18, 1999) to June 30,
                    1999, the Company has been in the development stage.
               Substantially, all activity during this period has been devoted to the raising of equity capital and development of a long-term business plan. The Company has adopted December 31 as the closing of its fiscal year.
<F2>

                    NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

                    Cash and cash equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                    Revenue recognition - Revenues will be recognized as website related services, video production and encoding services, or direct e-mail marketing services are realized or realizable and when there are no further performance obligations and no right of refund exist.

                    Software development costs - The Company capitalizes certain software development and implementation costs. To date, such costs are not significant. Development and implementation costs are expensed until the Company has determined that the software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchase software costs are capitalized and amortized using the straight-line method over the remaining estimated useful lives, generally not exceeding five years. The company does not develop software for sale to its customers.

                    Office equipment - Office equipment is recorded at cost and depreciated over its useful life which ranges from three to five years. Depreciation expense in the amount of $1,740 was recognized for the period from inception to June 30, 1999.

                    Advertising - Advertising costs are expensed as incurred.

                    Income taxes - The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
                    Foreign Exchange Accounting- The Company's Canadian transactions are measured in local currency and then translated into U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the
                balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year.
              Translations gains or losses resulting from the changes in the exchange rates are accumulated in a separate component of shareholders' equity. All amounts in the accompanying financial statement and footnotes are denominated in U.S. dollars unless otherwise indicated.

                    Earnings (loss) per share of common stock -basic earnings
                    (loss) per share of common stock is computed by dividing net income (loss) available to common stockholders by the weighed average number of common shares outstanding for the period (5,290,647). Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock that then shared in the earnings of the company.
                 Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
<F3>

                    NOTE 3 - SHAREHOLDER TRANSACTIONS

                    For the period from inception (November 18, 1998) through June 30, 1999, the company has been involved in raising equity capital. On November 18, 1998, the company issued 4,643,772 shares of common stock at $.0025 per share to its founding group of shareholders. In January 1999, the
                Company's Board of Directors consented to the sale of 900,000 additional shares of common stock at $.25 per share to New Horizons LLP, a New York venture capital firm.
<F4>

                    NOTE 4 - COMMITMENTS

                    Lease obligations - The Company leases its office space and certain equipment under operating lease agreements. The agreements provide for monthly office rents of $937 (Canadian dollars) for a term of one year and equipment rentals of $1,100 for a term of three years. For the period from inception to June
                    30, 1999, rent expense was $2,290.

                    Management fees - The Company has agreed to pay its President a salary of $5,000 a month commencing February 1999. Compensation of $25,000 through June 30, 1999, has been recorded as management fees in the accompanying financial statements.
                    Distribution Agreement- The Company has entered into a Disbursement Agreement to receive and transmit certain electronic information services and content among its customer base. The Agreement extends for a two year period with provisions for additional two year renewal periods. Under the terms of the Agreement, the Company will pay fees of $750.00 in July 1999, $1,500.00 in August 1999, $2,250.00 in
                    September 1999 and $3,000.00 each month thereafter for the entire term of the Agreement. Further, the Company will pay the Distributor a royalty equivalent to 25% of net advertising revenues it realizes from distribution of information and content under the Agreement.


                          (BACK COVER)

                    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.


                         STRATABASE.COM
                             800,000 Units
                            (Each unit consists of 1 share of common stock, 1 Class A redeemable purchase warrant, 1 Class B redeemable purchase warrant and 1 Class C redeemable purchase warrant.)




                    Stratabase.com
                            Trevor Newton, President
                            34314 Marshall Road, Suite 203
           Abbotsford, B.C. V2S1L2, Canada
                    (604) 504-5811
                                 , 1999



                    Until             , 1999 (25 days after the date of this
                    Prospectus) all dealers that buy or sell or trade these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    The warrants contained in the units may not be redeemed if a current prospectus is not in effect. In such event, warrant holders will not be able to exercise their warrants and, if the warrants are redeemed, will receive only the nominal redemption price at a time when the market value of the warrants may be significantly higher.



                    STRATABASE.COM
                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

                    Item 24. Indemnification of Directors and Officers

                    The Company is incorporated under the laws of the State of Nevada. As authorized by Section 78.751 of the Nevada General Corporation law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suitor proceedings, whether civil, criminal administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably
            believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

                    Under Nevada Law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.
                    The Twelfth Article of the Articles of Incorporation, as amended, provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

                    Article V of the Company's bylaws provides for the
                 indemnification of officers and directors, and former officers and directors, or any person who may have served at the Company's request as an officer and director of another corporation in which the Company owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Company, or of another
             corporation, except, in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under by-law, agreement, vote of shareholders or otherwise.

                Currently, the Company does not maintain Director and Officer
                    Liability Insurance coverage. However, it may do so in the future.

                    Item 25. Other Expenses of Issuance and Distribution

                    The expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered, under both the minimum and maximum offerings, are estimated to be as follows:

                    SEC Registration Fee                          $2,302.80
                    Printing and Engraving Expenses                2,000.00
                    Accounting Fees and Expenses                   5,000.00

                    Legal Fees ($15,500) and Expenses
                    ($500.00)(1)                                  16,000.00
                     Blue Sky Expenses, and other Fees             2,500.00
                    Registrar and Warrant and Transfer
                    Agent Fees                                     2,500.00
                    Miscellaneous                                  9,697.20

                    Total                                        $40,000.00

<F1>

             (1) In addition, the Registrant's prior legal counsel has agreed to receive 10,000 shares of the Registrant's common stock as an additional legal fee ($2,500) in connection with this offering.

                    Item 26. Recent Sales of Unregistered Securities

                    During the past three years, the Registrant sold securities which were not registered under the Securities Act, as follows:







                                                 Number of
                                   Date of       Shares of
                    Shareholders   Issuance      common stock (1)
                                                              Consideration
                    Trevor Newton  2/5 and 2/17/99     2,422,400 $6,056.00
                    Mary Martin    2/5 and 2/17/99     1,464,072   3,660.18
                    Fred Coombes   2/5 and 2/17/99       732,000   1,830.75
                    John Tarves    2/5/99                 25,000      62.50
                    New Horizons LP      3/19/99        900,000  225,000.00

<F1>

                    (1)Reflects a recapitalization whereby, pursuant to an amendment to the Company's Certificate of Incorporation authorized on November 18, 1999 the par value of the
                    Company's common stock was changed from no par value to
                  $.001 par value, and the Company's total authorized shares of common Stock was increased from 25,000 shares to 25,000,000 shares.


                    The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate stop transfer instructions. The offers and sales should not be integrated with the public offering herein since such sales and those sales to be made to the public (a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made for the same general purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor
            interpretation of Rule 152 under which it is the view of the staff of the U.S. Securities and Exchange Commission that the filing of a registration statement following an offering otherwise exempt under Section 4(2) does not vitiate the exemption under that Section.









                    Item 27. Exhibits

                    Exhibit No.        Description

                    3.1                 Certificate of
                                        Incorporation of
                                        Registrant.*
                    3.2                 Registrant's Certificate of
                                        Amendment of
                                        Registrant's
                                        Certificate of
                                        Incorporation.*
                    3.3                 By-Laws of Registrant.*
                    4.1                 Specimen common stock
                                        Certificate.*
                    4.2                 Specimen of Class A
                                        redeemable common stock
                                        purchase Warrant.*
                    4.3                 Specimen of Class B
                                        redeemable common stock
                                        purchase Warrant.*
                    4.4                 Specimen of Class C
                                        redeemable common stock
                                        purchase Warrant*
                    4 5                 Form of Warrant
                                        Agreement with the
                                        Warrant Agent.*
                    5.1.                Opinion of James C. Jones,
                                        Esq.*
                    10.1                Form of Escrow
                                        Agreement.
                    10.2                Lease with SGS
                                        Enterprises.*
                    10.3                Internet Business Service
                                        Agreement with BCTEL.*
                    10.4                Distributor Agreement
                                        with COMTEX*
                    24.1                Consent of James C.
                                        Jones, Esq.*
                    24.2                Consent of Moss Adams
                                        LLP.
                    27.1                Financial Data Schedule
                         *Previously filed.

                    Item 28. Undertakings

                    Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
              Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling
                    precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    The undersigned Registrant hereby undertakes:

              1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                         To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               2. That for the purpose of determining any liability under the
                    Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.










                    SIGNATURES
                    Pursuant to the requirements of the Securities Act, the
                 registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused its pre-effective amendment number 1 2 to the
                    Registration Statement to be signed on its behalf by the
                    undersigned, thereunto duly authorized, in the City of Abbotsford, British Columbia, Canada, on the 12th day of October, 1999.



                         STRATABASE.COM
                     (Registrant)
                  By: Trevor Newton,
                President and Director


                   Pursuant to the requirements of the Securities Act, this pre-
                    effective amendment number 1 2 to the Form SB-2 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    Signature      Capacity  Date

                    /s/ Trevor Newton             November, 2,
                                                  1999
                    Trevor Newton       President, Treasurer, Secretary
                                   and Chairman of the Board of
                                   Directors (Principal Executive,
                                   Officer Principal Operating Officer,
                                   and Principal Financial Officer)

                     /s/ Fred Coombes             November, 2,
                                                  1999
                    Fred Coombes        Vice President and Director

                    /s/ John Tarves                    November, 2,
                                                       1999
                    John Tarves         Director













                          EXHIBITS TO
          PRE-EFFECTIVE AMENDMENT NUMBER 2 TO THE
              REGISTRATION STATEMENT ON
                     FORM SB-2/A
          FILED ON        November, 2, 1999
                                   BY
                    STRATABASE.COM








































                    EXHIBIT INDEX for pre-effective amendment
                     number 2 to Form SB-2/A

                    DESCRIPTION                   EXHIBIT
                                                  NUMBER


                    Form of Escrow Agreement with Escrow Agent   10.1
                    Consent of Moss Adams LLP               24.2
                    Financial Data Schedule                 27.1


























                    EXHIBIT 10.1


                    Escrow Agreement

                    Agreement made this 28th day of October, 1999 by and among
                  Stratabase.com, a Nevada Corporation, and Securities Transfer
                    Corporation, a Texas Corporation ("Escrow Agent"), with
                    reference to the following facts and circumstances:
                    The company will be offering (the "Offering") for sale to
                investors up to 800,000 units of its common stock as described on the form SB-2 of the company (File No.333-85011) filed with
                the SEC and, as amended, to be declared effective on      ,
                    1999.

                    Description of the Units

                A total of 800,000 units are available to be sold for $0.50 per unit. Each unit consists of one share of common stock ($.001 par value), one redeemable Class A common stock purchase
                    warrant ("Class A warrants"), one redeemable Class B common stock purchase warrant ("Class B warrants"), and one redeemable Class C common stock purchase warrant ("Class C warrants").

               The Offering is being made on a best-efforts, all or none basis as to the first 400,000 units, and on a best efforts basis as to the remaining units. If 400,000 units are not sold within 90 days from the effective date of the offering (which period can be extended for an additional 90 days), all funds received will be refunded within 7 days of termination, subject to collection of funds, to subscribers in full, without interest, or deduction. If
                400,000 units are sold, the Offering will continue without any provision for refund: (1) until all of the remaining 400,000 units are sold; (2) until 90 days (or 180 days if extended) from the date of the effective date of the offering; or (3) upon the prior termination of the offering by Stratabase.com, whichever occurs first.
               The units are being offered by Stratabase.com when, as and if received and accepted by it, subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the exclusive right of
                 Stratabase.com to reject any order in whole or in part at any time, and to certain further conditions. The Offering may close in up to 14 days after the end of the Offering period.

                    A. Stratabase.com and Escrow Agent have executed that
               certain Transfer Agent Agreement, dated October 28, 1999 (the
                    "Transfer Agent Agreement") whereby the Escrow Agent acts as the Transfer Agent for Stratabase.com.

                 B. Stratabase.com desires the Escrow Agent to act on behalf of
                  Stratabase.com, and the Escrow Agent is willing so to act, in connection with the receipt of funds from subscribers in
                  payment of the subscription price of the units pursuant to the terms of the offering.

                    THEREFORE, in consideration of the mutual covenants and
                 agreements hereinafter set forth, the parties agree as follows:

                    1. Escrow Amount:

                    The Escrow Agent shall promptly notify Stratabase.com in writing of any subscription and of the number of units subscribed and shall cause payment of an amount in cash equal to the subscription price of the units to be promptly deposited into the Escrow Account. The Parties contemplate such payments will be deposited to the Escrow Account on a weekly basis and will consist of collected funds only. The Escrow Agent shall hold any proceeds collected in an escrow account federally insured, at all times relevant hereto. Stratabase.com hereby consents and authorizes the agent to establish said escrow account and to sign and execute whatever forms or documents are necessary to establish the account. Stratabase.com also authorizes the agent to endorse any checks received as subscription payment which are made payable to Stratabase.com for deposit into said account. As soon as collected funds are equal to the minimum offering ($200,000) and have cleared, Escrow Agent will release collected funds to Stratabase.com. All funds collected thereafter will be turned over to Stratabase.com on a weekly basis once cleared.

                    2. Rights of Escrow Agent:

                  2.1 No person, firm, or corporation will be recognized by the
                    Escrow Agent as a successor or assignee of Stratabase.com until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment.

                 2.2 The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm, or corporation
              executing or delivering or purporting to execute or deliver this escrow agreement or any document or instrument deposited hereunder or any endorsement thereon or assignment thereof.

                    2.3 The Escrow Agent may rely upon any instrument in writing believed by it to be genuine and sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

                2.4 The Escrow Agent shall not be liable or responsible for any act it may for or omit to do in the exercise of reasonable care.

                    2.5 In the event any property held by the Escrow Agent
                    hereunder shall be attached garnisheed or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow
                    Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction notwithstanding any provision of the Escrow Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs orders, judgments or decrees it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

                    2.6 The Escrow Agent shall be entitled to receive its normal fees as compensation for its services hereunder, as shall be set forth in Schedule A hereof. Furthermore, the Company shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by it in the
               performance of its duties hereunder including reasonable: fees, expenses and disbursements incurred by its counsel.

                    2.7 If the delivery of the Escrow Amount to the Company is disputed, the Escrow Agent shall, subject to the provisions of this Section 2, withhold such delivery until the dispute is resolved by written agreement between The parties or by court decree. Such court decree shall also be accompanied by a legal opinion by counsel for the party requesting delivery that such adjudication is final and unappealable.

                    2.8 The Escrow Agent makes no representation as to the
             validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

                    3. Miscellaneous Provisions:

                3.1 All the terms and provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the
               representatives, successors, heirs and assign, of the parties hereto.

                    3.2 This Escrow Agreement constitutes the entire
                understanding between the parties with respect to the subject matter hereof superseding all negotiations, prior discussions and preliminary agreements. This Escrow Agreement may not be changed except in writing by an instrument or instruments executed by and Escrow Agent.

                    3.3 No Waiver of any provisions of this Escrow Agreement nor waiver of any breach or default under this Escrow Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

                    3.4 The invalidity or unenforceability of any particular
                provision of this Escrow Agreement shall not affect the other provisions hereof and this Escrow Agreement shall be
                construed in all respects as if such invalid or unenforceable provisions were omitted.

                    3.5 This Agreement may be executed in one or more
                counterparts each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                    3.6 Section headings are contained in this Escrow Agreement only for purposes of convenience of reference and shall not affect the interpretation of this Escrow Agreement or modify any of its terms or provisions.

                    3.7 This Agreement shall be construed and enforced according to the internal laws of the State of
             Texas, without regard to its rule pertaining to conflicts of laws.

                    3.8 Any notice or other communication permitted or required to be given hereunder shall be in writing and shall be deemed to have been given upon mailing by first class registered mail, postage prepaid addressed to the parties as set forth below:

                    To Escrow Agent:    Security Transfer Corporation
                                   16910 Dallas Parkway, Suite 100
                                   Dallas, Texas 75249
                                   Attn: Kevin Halter, President

                    To the Company:          Stratabase.com
                                   3414 Marshall Road, Suite 203
                                   Abbotsford, B.C. V2S1L2, Canada
                                   Trevor Newton, President

                Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other parties

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written,



                    ESCROW AGENT:
                    SECURITIES TRANSFER CORPORATION
                    By: /s/
                    Kevin Halter, President

                    The Company:
                    Stratabase.com
                    By: /s/
                    Trevor Newton, President


























                    EXHIBIT 24.2




                   [MOSS ADAMS LLP]

                    CONSENT  OF INDEPENDENT CERTIFIED PUBLIC
                    ACCOUNTANT

                We hereby consent to the use in this Registration Statement of our report dated August 10, 1999, relating to the financial statements of Stratabase.com, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                    /s/ MOSS ADAMS LLP

                    Portland, Oregon
                    October 29, 1999






















                    EXHIBIT 27.1-Financial Data Schedule
                    (ARTICLE ) 5
                    (MULTIPLIER) 1,000
                    (PERIOD-TYPE)            8-MOS
                    (FISCAL YEAR-END)                  DEC-31-
                                                       1999
                    (PERIOD END)                       JUN-30-
                                                       1999
                    (CASH)                             152
                    (SECURITIES)                           0
                    (RECEIVABLES)                          9
                    (ALLOWANCES)                      0
                    (INVENTORY)                            0
                    (CURRENT ASSETS)                   161
                    (PP&E)                               16
                    (DEPRECIATION)                  (2)
                    (TOTAL ASSETS)                176
                    (CURRENT LIABILITIES)                       7
                    (BONDS)                           0
                    (PREFERRED MANDATORY)                  0
                    (PREFERRED)                            0
                    (COMMON)                          6
                    (OTHER SE)                         163
                    (TOTAL LIABILITY AND EQUITY)       176
                    (SALES)                           7
                    (TOTAL REVENUES)                       7
                    (CGS)                                  0
                    (TOTAL COSTS)                          0
                    (OTHER EXPENSES)                      75
                    (LOSS PROVISION)                       0
                    (INTEREST EXPENSE)                     0
                    (INCOME PRETAX)                    (68)
                    (INCOME TAX)                           0
                    (INCOME CONTINUING)                    0
                    (DISCONTINUED)                    0
                    (EXTRAORDINARY)                        0
                    (CHANGES)                         0
                    (NET INCOME)                       (68)
                    (EPS PRIMARY)                      (.01)
                    (EPS DILUTED)                      (.01)